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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cell Pathways, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 16, 1999 included in Cell Pathways, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
December 29, 1999